UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     June 3, 2004
                                                 -----------------------------


                        OLYMPIC ENTERTAINMENT GROUP, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                       000-26442                   88-0271810
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(State or other jurisdiction         (Commission                (IRS Employer
   of incorporation                   File Number)          Identification No.)


1900 Avenue of the Stars, Suite 1450, Los Angeles, CA                    90067
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code       (310) 277-1250
                                                   -----------------------------


                                      N/A
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         (Former name or former address, if changed since last report.)



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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.
            ---------------------------------

         On June 3, 2004, in connection with the acquisition of Exam USA, Inc., a Delaware corporation ("Exam"), described below in Item 2, Olympic Entertainment Group, Inc. (the "Registrant") issued an aggregate of 1,800,000 shares of the Registrant's Series E Convertible Preferred Stock ("Series E Preferred Stock") to the stockholders of Exam in exchange for all 10,300 issued and outstanding shares of common stock of Exam. Each share of Series E Preferred Stock is entitled to 10 votes, and is convertible into 10 shares of common stock of the Registrant.

          After giving effect to a 1 to 15 reverse stock split approved by the Registrant's Board of Directors on June 2, 2004, which will go effective on June 11, 2004, the Company will have 1,000,000 shares of common stock outstanding. Thus, as a result of the transaction described below in Item 2, the stockholders of Exam will beneficially own 90% of the outstanding voting securities of the Company. Messrs. Yoneji Hirabayahsi, Shinichi Hirabayashi, Akinori Hirabayashi and Haruo Miyano, who will be the new executive officers and directors of the Registrant, own beneficially, in the aggregate, shares of Series E Preferred Stock representing 30.1% of the outstanding voting securities of the Registrant. Prior to the acquisition and reverse split, the Registrant's former management collectively owned in excess of 75% of the outstanding voting securities of the Registrant. Reference is made to the share ownership and biographical information regarding our new management filed in our Information Statement on
Schedule 14f-1 filed on or about June 2, 2004.

         None of the stockholders of Exam had any material relationship with the Registrant or any of its officers, directors or affiliates prior to the acquisition. No arrangement or understanding exists among members of both the former and new control group of the Registrant and their respective associates with respect to the election of directors or any other matter.

         The information set forth in Item 2 of this Report is incorporated herein by this reference.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.
            -------------------------------------

         On June 3, 2004, the Registrant closed the acquisition of 100% of the outstanding capital stock of Exam, pursuant to a Share Exchange Agreement dated February 9, 2004, as amended on June 3, 2004, among the Registrant, the Registrant's former majority shareholders, Exam and the stockholders of Exam (as amended, the "Exchange Agreement").

         Pursuant to the Exchange Agreement, the Registrant has issued an aggregate of 1,800,000 shares of its Series E Convertible Preferred Stock on a pro-rata basis to the seventeen (17) stockholders of Exam, in exchange for all 10,300 outstanding shares of Exam common stock. Upon the consummation of the exchange, Exam became a wholly-owned subsidiary of the Registrant.

         Prior to the consummation of the transaction, the Registrant entered into an agreement to transfer to a company controlled by Mr. Orsatti, all remaining assets relating to the Registrant's children's cable network division in exchange for such company's assumption of all liabilities of the Registrant relating to such assets.

         The information set forth in Item 1 of this Report is incorporated herein by this reference.


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ITEM 5.     OTHER EVENTS.
            -------------

         On June 2, 2004, the Registrant's Board of Directors approved a one for fifteen (1:15) reverse split of its common stock. The reverse split will be effective on June 11, 2004 when a Certificate of Amendment reflecting the action is filed with the Nevada Secretary of State. Upon the effectiveness of the reverse split, the Registrant will have a new CUSIP number, as follows:
681960-20-9. The Registrant's new trading symbol will be OYME.



ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.
            ----------------------------------

(a) Financial statements of businesses acquired.

         At the time of filing of this Current Report on Form 8-K, it is impracticable to provide the financial statements of Exam required by Item 7(a), as the audit of the financial statements by independent certified public accountants had not been completed prior to the consummation of the acquisition. The financial statements required by this Item 7(a) will be filed as soon as they become available, but not later than 60 days following the date of filing hereof.

(b) Pro forma financial information.

         The pro forma financial information required to be filed by this Item 7(b) is not currently available, but the Registrant expects to file such financial information not later than 60 days following the date of the filing hereof.

(c) Exhibits.

Exhibit No.      Exhibit Description
-----------      -------------------

2.1 Share Exchange Agreement dated February 9, 2004, by and among Olympic Entertainment Group, Inc., Dominic Orsatti, Exam USA, Inc., and the stockholders of Exam.

2.2 First Amendment to Share Exchange Agreement between Olympic Entertainment Group, Inc. and Exam USA, Inc., dated as of June 3, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        OLYMPIC ENTERTAINMENT GROUP, INC.



Date: June 9, 2004.              By: /s/ Haruo Miyano
                                 --------------------------------------------
                                       Haruo Miyano
                                       Secretary






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                                  EXHIBIT INDEX


Exhibit No.       Description of Exhibit
----------        -----------------------


2.1* Share Exchange Agreement dated February 9, 2004, by and among Olympic Entertainment Group, Inc., Dominic Orsatti, Exam USA, Inc., and the stockholders of Exam.

2.2* First Amendment to Share Exchange Agreement between Olympic Entertainment Group, Inc. and Exam USA, Inc., dated as of June 3, 2004.


* Filed herewith.